Exhibit 99.1

Hyperliquid Strategies Inc Reports Financial Results
for the Quarter Ended September 30, 2026

New York, New York, November 5, 2026 — Hyperliquid Strategies Inc (NASDAQ: PURR) (“HSI” or the “Company”), the premier digital asset treasury platform focused on the Hyperliquid ecosystem, today reported its financial and operational results for the quarter ended September 30, 2026.

"We deployed $802 million this quarter and filed an application to become a futures commission merchant," said David Schamis, CEO of Hyperliquid Strategies Inc. "Those two moves are the same bet. Hyperliquid is winning the parts of onchain finance that generate real fees, and nearly all of that value flows back to HYPE holders through programmatic buybacks. Owning HYPE is how we aim to capture economics associated with the Hyperliquid protocol; setting up an FCM is how we intend to help bring markets deployed on Hyperliquid onshore."

Key Highlights (as of or for the Quarter Ended September 30, 2026):

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Raised $911 million in equity capital under our committed equity facility.
•
Deployed $802 million; $785 million to acquire 9.1 million HYPE tokens, increasing the treasury from 29.3 million tokens at June 30, 2026 to 38.5 million tokens at September 30, 2026 and $17 million to repurchase 2.7 million PURR shares.
•
Maintained strong balance sheet, with $254.6 million in cash and cash-like instruments and zero debt.
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Hyperliquid Strategies x Unit validator is now the largest non-Foundation validator on the network.

Hyperliquid Ecosystem Momentum[1]

Momentum continues to build around the adoption of the blockchain by the global financial system, with much of that momentum represented within the Hyperliquid ecosystem.

As Hyperliquid pursues its vision of becoming the infrastructure to house all of finance, the Hyperliquid protocol continues to generate an increasingly diversified stream of fees (with about $834 million in value accruing to the Hyperliquid ecosystem for the twelve months ended September 30, 2026), processing billions in daily trading volumes, with much of the value generated by the Hyperliquid ecosystem directly accruing to the HYPE token through programmatic HYPE token buybacks.

Hyperliquid recently announced its intention to add additional deployer functionalities under the name HIP-3*. These optional additional features would allow deployers to build and launch permissioned markets on Hyperliquid’s onchain infrastructure. Independent operators would run their own market in a compliant manner, while the chain underneath would stay a neutral infrastructure layer.

In support of these developments, a subsidiary of HSI has filed an application to become a futures commission merchant (“FCM”). Subject to regulatory approval, the FCM would carry US client accounts for permissioned markets deployed on Hyperliquid under HIP-3*, allowing HSI to play a role in bringing perpetual futures to US customers within a regulated framework. There can be no assurance as to the timing or outcome of the application or regulatory approval of permissioned HIP-3* markets.

HSI Financial Highlights for the Quarter Ended September 30, 2026:

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Balance Sheet:
o
Total assets of $3,764.3 million as of September 30, 2026, including $254.6 million in cash and cash-like instruments and $3,505.3 million in HYPE tokens (based on a September 30, 2026 HYPE price of $90.99 per HYPE token, representing approximately 38.52 million tokens held).
o
Strong balance sheet with $3,403.0 million in stockholders’ equity and no debt.
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Income Statement (quarter ended September 30, 2026):

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$12.3 million in staking revenue and validator commissions from HYPE holdings.
o
$1.0 million in interest income.
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$7.6 million in SG&A and R&D expenses.
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$620.6 million in net income.
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Net income primarily comprised of:
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$803.0 million in net unrealized gains on HYPE tokens.
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$15.3 million in primarily non-cash expense recognized in connection with the committed equity facility.
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$172.3 million in provision for income taxes.

Update on Treasury Strategy Progress (as of October 28, 2026):

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Capital Deployment[2]:
o
$1,583.2 million deployed to accumulate ~25.9 million HYPE tokens at an average cost of $61.13, bringing total HYPE token holdings (including staking and validator rewards earned) to 38.9 million at a blended cost of $56.35 per token.
o
$27.9 million deployed to repurchase ~5.8 million PURR shares at an average cost of $4.81 per PURR share.
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Capital Raising:
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$1,578.4 million raised at an average issue price of $10.36 per PURR share under our committed equity facility.
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Cash balance:
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$245.3 million in remaining cash and cash-like instruments.

Webcast:

The Company will host an audio webcast with Q&A on Thursday, November 5, 2026, at 5:15 p.m. ET, featuring CEO David Schamis and CFO Brett Beldner. Register in advance here: https://hyperliquid-strategies-earnings-call-q1-2027.open-exchange.net/registration.

Advance questions may be submitted to investors@hypestrat.xyz.

A replay will be available after the event at www.hypestrat.xyz.

About Hyperliquid Strategies Inc

Hyperliquid Strategies Inc (NASDAQ: PURR) is a digital asset treasury company whose primary focus is to maximize shareholder value through accumulating HYPE, the native token of Hyperliquid, a high-performance blockchain custom-built to house all of finance. HSI aims to provide capital-efficient and productive access to the HYPE token for U.S. and institutional investors, generating compounding shareholder returns that individual holders may not be able to replicate through staking, yield optimization, and active ecosystem engagement. HSI is currently the largest HYPE-focused digital asset treasury vehicle capitalizing on Hyperliquid’s rapid growth and providing exposure to one of the largest and fastest growing revenue pools in digital assets. For more information, please visit www.hypestrat.xyz.

Website Information:

The Hyperliquid Strategies Inc website (www.hypestrat.xyz) includes, among other information, a dedicated section tracking the Company's “Adjusted Net Asset Value” (the Company’s stockholders’ equity adjusted for, among other things, movements in cash, the value of the HYPE token and the number of HYPE tokens held).

This section is updated regularly, enhancing transparency for the Company’s stockholders and aligning with HSI's commitment to provide transparent, capital efficient and productive access to the HYPE token.

We use our website as a means of disclosing information that may be considered material, non-public information (including the information regarding our Adjusted Net Asset Value) and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, presentations and webcasts.

We may also use social media channels to communicate with our investors and the public about us and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the Company’s business, strategy and future plans, including plans to become a futures commission merchant, as well as certain statements regarding expected growth and developments with respect to Hyperliquid. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: changes in business, market, financial, political and regulatory conditions; risks relating to HSI’s operations and business, including the highly volatile nature of the price of HYPE tokens; the risk that HSI’s stock price will be highly correlated to the price of HYPE tokens and the price of HYPE tokens may decrease; risks related to increased competition in the industries in which HSI operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding HYPE tokens; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that HSI experiences difficulties managing its growth and expanding operations; challenges in implementing HSI’s business plan including HYPE token-related financial and advisory services, due to operational challenges, significant competition and regulation; and those factors discussed in the annual report on Form 10-K filed by HSI with the SEC on August 27, 2026, and in subsequent filings and reports made by HSI with the SEC from time to time. While HSI may elect to update these forward-looking statements at some point in the future, HSI specifically disclaims any obligation to do so.

Investor Relations Contacts

investors@hypestrat.xyz

[1]Information in this section is based on public information and has not been independently verified by HSI.

[2] Capital raising and deployment cover the period from inception (December 2, 2025) until August 28, 2026.